UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2007

American Medical Alert Corp.
(Exact name of registrant as specified in its charter)

New York	333-54992	11-2571221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3265 Lawson Boulevard, Oceanside, New York	11572
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 536-5850

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01. Entry into a Material Definitive Agreement.

On October 10, 2007, American Medical Alert Corp. (the “Company”) entered into a contract with the City of New York, Human Resources Administration (“HRA”) to provide personal emergency response services. The contract has a term of two years with an option for HRA to renew for two additional two year terms. Under the contract, the Company shall receive an installation fee and a per patient, per month monitoring and equipment fee from HRA. The Company has been providing personal emergency response services to HRA and its predecessors under prior contracts for the past 20 years.

A copy of the Company's press release announcing the Company’s entry into the contract with HRA is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.   Description

99.1   Press release announcing the Company’s entry into the contract with HRA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 16, 2007

AMERICAN MEDICAL ALERT CORP.

By:	/s/ Jack Rhian
Name: Jack Rhian
Title: Chief Executive Officer and President